Exhibit 99.1

Contact:	Sharon S. Wenzl
Cooper Standard
(248) 596-6211
sswenzl@cooperstandard.com

Cooper Standard Board Discontinues Evaluation of Possible Sale of Company

NOVI, Mich., Oct. 24, 2011 – Cooper-Standard Holdings Inc. (OTCBB:COSH) (the “Company”), the parent company of Cooper Standard Automotive, previously announced that its Board of Directors commenced a process to evaluate various strategic alternatives to enhance shareholder value, including, but not limited to, the possible sale of the Company. Based upon current market conditions, the Board of Directors of the Company has decided to discontinue its evaluation of a possible sale of the Company, but will continue to review opportunities to enhance shareholder value.

About Cooper Standard

Cooper Standard, headquartered in Novi, Mich., is a leading global supplier of systems and components for the automotive industry. Products include body sealing systems, fluid handling systems and anti-vibration systems. Cooper Standard employs approximately 21,000 people globally and operates in 19 countries around the world. For more information, please visit the company’s website at www.cooperstandard.com.

Forward-Looking Statements

This news release includes forward-looking statements. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause actual results to differ materially from those projected, stated or implied, depending on many factors.

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